UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2004

BARNES & NOBLE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-12302	06-1196501

(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 633-3300

(Former Name or Former Address, if Changed Since Last Report )

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1: AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
EX-10.2: OMNIBUS AMENDMENT

Item 5. Other Events.

     On August 10, 2004, Barnes & Noble, Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company (together with the Company, the “Borrowers”) entered into an Amended and Restated Revolving Credit and Term Loan Agreement (the “Amended Credit Agreement”) among Bank of America, N.A., as administrative agent, ING Capital LLC, Wachovia Bank, National Association, SunTrust Bank and Citicorp USA, Inc., as co-documentation agents, Banc of America Securities LLC as lead arranger and book manager, and the banks that are lenders thereunder. The Amended Credit Agreement amends the Revolving Credit Agreement dated as of May 22, 2002, as amended (the “Original Credit Agreement), and (i) establishes a new term loan of $245 million with a maturity date of August 10, 2009, and (ii) continues the secured revolving credit facility of up to an aggregate of $500 million at any one time outstanding (which may be increased by the Company to $600 million under certain circumstances), with a maturity date of May 22, 2006. A copy of the Amended Credit Agreement is attached hereto as Exhibit 10.1.

     Each Borrower guaranteed certain obligations of the other Borrowers and pledged certain of its assets as security for the performance of those obligations. The form of such security agreements and guarantees were filed with the Company’s Quarterly Report on Form 10-Q for the period ending May 4, 2002. The existing security agreements and guarantees were amended pursuant to the Omnibus Amendment which is attached hereto as Exhibit 10.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

     10.1 Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 10, 2004, among the Borrowers, Bank of America, N.A., as administrative agent, ING Capital LLC, Wachovia Bank, National Association, SunTrust Bank and Citicorp USA, Inc., as co-documentation agents, Banc of America Securities LLC as lead arranger and book manager, and the banks that are lenders thereunder.

     10.2 Omnibus Amendment, dated as of August 10, 2004, between the Borrowers and Bank of America, N.A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.
(Registrant)

	By:	/s/ Joseph J. Lombardi

Joseph J. Lombardi
Chief Financial Officer

Date: August 16, 2004

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 10, 2004, among the Borrowers, Bank of America, N.A., as administrative agent, ING Capital LLC, Wachovia Bank, National Association, SunTrust Bank and Citicorp USA, Inc., as co-documentation agents, Banc of America Securities LLC as lead arranger and book manager, and the banks that are lenders thereunder.

10.2	Omnibus Amendment, dated as of August 10, 2004, between the Borrowers and Bank of America, N.A.

4